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                                             Exhibit 23.2


           CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of DAOU Systems, Inc. on Form S-3 of our report dated February 13, 1998, relating to the financial statements of Sentient Systems, Inc. appearing in Form 8-K/A of DAOU Systems, Inc. dated May 18, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                           /s/DELOITTE & TOUCHE LLP
                                         -------------------------------
McLean, Virginia
December 1, 1998